Principal Exchange-Traded Funds 711 High Street, Des Moines, IA 50392 515 247 5111 tel
October 10, 2017
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

RE:	Principal Exchange-Traded Funds
Post-Effective Amendment No. 52 to Registration Statement on Form N-1A
File No. 333-201935
I am Assistant Counsel for the above-referenced Registrant, and have reviewed the attached post-effective amendment which is being filed pursuant to Rule 485(b) under the Securities Act of 1933. I hereby represent that the amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

Sincerely,
/s/ Britney L. Schnathorst
Britney L. Schnathorst
Assistant Counsel, Registrant

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